Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Vigil Neuroscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	Other (2)	1,781,016 shares (3)	$9.54 (2)	$16,990,892.64(2)	$0.00011020	$1,872.40

Equity	Common Stock, par value $0.0001 per share	Other (4)	286,127 shares (5)	$8.11 (4)	$2,320,489.97(4)	$0.00011020	$255.72

Total Offering Amounts					$19,311,382.61		$2,128.12

Total Fee Offsets							$0

Net Fee Due							$2,128.12

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock, $0.0001 par value per share (“Common Stock”) which become issuable under the Registrant’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”)s by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $9.54, the average of the high and low price of the registrant’s Common Stock as reported on the Nasdaq Global Market on March 17, 2023.

(3)

Consists of 1,781,016 additional shares issuable under the 2021 Plan, which represents an automatic annual increase to the number of shares available for issuance under the 2021 Plan effective as of January 1, 2023. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2021 Plan on January 1 of each year. Shares available for issuance under the 2021 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on January 10, 2022 (File No. 333-262083).

(4)

The price of $8.11 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the Registrant as quoted on the Nasdaq Global Market on March 17, 2023, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, and has been used as these shares are without a fixed price. Pursuant to the 2021 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

(5)

Consists of 286,127 additional shares issuable under the 2021 ESPP, which represents an automatic annual increase to the number of shares available for issuance under the 2021 ESPP, effective as of January 1, 2023. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2021 ESPP on January 1 of each year. Shares available for issuance under the 2021 ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on January 10, 2022 (File No. 333-262083).